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                                                                    EXHIBIT 10.9

                         NEWBRIDGE NETWORKS CORPORATION
                   Indicative Summary of Terms and Conditions
                           C$50,000,000 Loan Facility

Borrower:         Newbridge Networks Corporation (the "Borrower").
Facility Amount:  C$50,000,000 consisting of two parts:


                  1. A fixed rate accreting Term Loan which is secured and non-
                     recourse.

                  2. A floating rate amortizing Demand Loan which is unsecured.

Schedule of
Principal Owing:  The principal amounts owing shall be as follows, absent any early repayments [all to be updated and fully detailed once exact figures and dates are known]:

                         From:            To:      Term Loan    Demand Loan

                       26-Jan-98       25-Jul-98   34,512,500    15,487,500
                       26-Jul-98       25-Jan-99   35,092,410    14,907,590
                       26-Jan-99       25-Jul-99   35,770,324    14,229,676
                       26-Jul-99      25-Jan-2000  36,521,362    13,478,638
                       26-Jan-2000    25-Jul-2000  37,330,610    12,669,390
                       26-Jul-2000    25-Jan-2001  38,166,837    11,833,163
                       26-Jan-2001    25-Jul-2001  39,089,514    10,910,486
                       26-Jul-2001    25-Jan-2002  40,021,072     9,978,928
                       26-Jan-2002    25-Jul-2002  40,967,811     9,032,189
                       26-Jul-2002    25-Jan-2003  41,936,021     8,063,979
                       26-Jan-2003                 42,923,769     7,076,231

Purpose:          General corporate purposes.

Security:         Lender recourse and Borrower obligations on the Term Loan are limited to the specific Security provided.

                  Security for the Term Loan will be 545,976 Northern Telecom Limited (Nortel) common shares placed in Trust with Trustee (or cash equivalent) to serve the Borrower's obligations to Lender under the loan. Additional Security will be the Borrower's rights under a related Forward Share Price Hedge Agreement (see attached Term Sheet). The Demand Loan will be unsecured, and will be direct recourse to the Borrower.

Trustee:          [To be determined]

Administrative
 Agent:           Citibank Canada ("Citibank").

Arranger:         Citibank.

Lender:           Citibank.

Funding Date:     January [26], 1998, or such other date as may be agreed upon by the Borrower and the Lender.

Facility          Term of five (5) years from the Funding Date.
Termination Date:

Fees:             Zero upfront fees.
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                  Zero ongoing fees.

Interest Rates:   On the Term Loan: [6.17%] annual rate, paid semi-annually in arrears.

                  During the 5 year term, the Term Loan can be repaid at any time and/or can be permanently reduced in size (with make whole language based on discounting the cashflows remaining at BA + 0),

                  On the Demand Loan: [1 mth BA + 0, mthly].

Loan
Documentation:    The provision of the Facility is subject to preparation,
                  execution and delivery of mutually acceptable loan documentation which will contain conditions precedent, representations and warranties, events of default and other provisions customary for facilities of this nature, including, but not limited to, those noted below.

Conditions
Precedent:        (i) No material adverse change prior to closing or to the
                  making of any advance, (ii) Security for the Term Loan deposited in Trust in advance of a draw down on the facility.
                  Security must be free of all liens, claims, encumbrances or prior charges and shall constitute a first ranking claim on such assets, (iii) and as the Borrower's rights under the related Forward Share Price Hedge Agreement represents a portion of the Security for the Term Loan, this Forward Share
                  Price Hedge Agreement must remain in place over the life of the Term Loan.


Representation    Standard representations and warranties including no material
and Warranties:   adverse change prior to closing.

Assignment and    The Lender will have the right to assign all or a portion of
Participations:   its rights and obligations under the loan documents, with the consent, not to be unreasonably withheld, of the Borrower.

                  The Lender will also have the right, without consent of the Borrower to assign, with notice, to the Borrower, all or part of its rights or obligations under the loan documents to any of its affiliates.

                  The Lender will have the right to sell participations in its rights and obligations under the loan documents, subject to customary restrictions on the participants' voting rights.

Governing Law:    The Loan Agreement and the Security Agreement shall be
                  governed by and construed in accordance with the laws of the Province of Ontario. There should be submission to Ontario jurisdiction.

Additional        Any term or condition not addressed specifically herein
Matters:          shall be subject to the mutual agreement of the respective parties.

This Indicative Summary of Terms is not a commitment of Citibank or any of its affiliates or subsidiaries and is intended for discussion purposes only.

This document is, however, intended to act as a guideline of key trade parameters. Subject to adjustment of prices based on market conditions, this summary of terms and conditions should be considered the basis for any verbal agreement, and as a basis for the official legal documents to follow.
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/s/ Ammar Al-Joundi                     January 20/98
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  Ammar Al-Joundi                  (Date)
  Vice-President
  Citibank Canada
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/s/ Ken Bellows                         January 20/98
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Ken Bellows                        (Date)
Assistant Vice-President
Newbridge Networks Corporation